UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 7, 2015, TECO Finance, Inc. (“TECO Finance”), as issuer, and TECO Energy, Inc. (“TECO Energy”), the parent of TECO Finance, as guarantor, entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (together, the “Underwriters”), pursuant to which TECO Finance agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $250 million aggregate principal amount of Floating Rate Notes due 2018 (the “Notes”), which Notes will be fully and unconditionally guaranteed by TECO Energy. The Notes will be issued under a fourth supplemental indenture to be entered into among TECO Finance, TECO Energy and The Bank of New York Mellon Trust Company, N.A., as trustee. The offering of the Notes is scheduled to close on April 10, 2015.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of TECO Energy previously filed with Securities and Exchange Commission (File No. 333-202565), it is filing the Underwriting Agreement as Exhibit 1.4 to such Registration Statement and the opinion of Locke Lord LLP, regarding the validity of the Notes to be sold by TECO Finance pursuant to such Underwriting Agreement, as Exhibit 5.2 to such Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.4	Underwriting Agreement dated as of April 7, 2015 by and among TECO Finance, Inc., TECO Energy, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. Filed herewith.

5.2	Opinion of Locke Lord LLP. Filed herewith.

23.5	Consent of Locke Lord LLP (included as part of their opinion filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

Exhibit Index

1.4	Underwriting Agreement dated as of April 7, 2015 by and among TECO Finance, Inc., TECO Energy, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. Filed herewith.

5.2	Opinion of Locke Lord LLP. Filed herewith.

23.5	Consent of Locke Lord LLP (included as part of its opinion filed herewith).